As filed with the Securities and Exchange Commission on July 26, 2023
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
UNILEVER PLC	UNILEVER FINANCE NETHERLANDS B.V.

(Exact name of Registrant as specified in its charter)
ENGLAND
(State of other jurisdiction of incorporation or organization)
None
(I.R.S.) Employer Identification Number)
Unilever House
100 Victoria Embankment
Blackfriars
London EC4Y 0DY, England
Tel. No.: 011-44-20-7822-5252
(Address and telephone number of Registrant’s principal executive offices)

(Exact name of Registrant as specified in its charter)
THE NETHERLANDS
(State of other jurisdiction of incorporation or organization)
None
(I.R.S.) Employer Identification Number)

Weena 455
3013 AL Rotterdam
The Netherlands
Tel. No.: 011-31-10-217-4000
(Address and telephone number of Registrant’s principal executive offices)

UNILEVER UNITED STATES, INC.	UNILEVER CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware
(State of other jurisdiction of incorporation or organization)
13-2915928
(I.R.S.) Employer Identification Number)
700 Sylvan Avenue Englewood Cliffs, New Jersey 07632
Tel. No.: (855) 983 7830
(Address and telephone number of Registrant’s principal executive offices)

(Exact name of Registrant as specified in its charter)
Delaware
(State of other jurisdiction of incorporation or organization)
13-3153661
(I.R.S.) Employer Identification Number)
700 Sylvan Avenue Englewood Cliffs, New Jersey 07632
Tel. No.: (855) 983 7830
(Address and telephone number of Registrant’s principal executive offices)

Natalia Cavaliere
Vice President and Assistant Secretary
UNILEVER UNITED STATES, INC.
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
Tel. No.: (855) 983 7830
(Name, address and telephone number of agent for service)
Copies to:
CECIL D. QUILLEN III
LINKLATERS LLP
One Silk Street
London EC2Y 8HQ
United Kingdom
Approximate date of commencement of proposed sale to the public
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards1 provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

1
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
Unilever Capital Corporation
Unilever Finance Netherlands B.V.
Guaranteed Debt Securities
Payment of Principal, Premium, if any, and Interest, if any, Guaranteed Jointly, Severally, Fully and Unconditionally by
Unilever United States, Inc.
and Unilever PLC
From time to time, we may sell guaranteed debt securities on terms we will determine at the times we sell the guaranteed debt securities. When we decide to sell a particular series of guaranteed debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the guaranteed debt securities we are offering. Payment of principal, premium, if any, and interest, if any, with respect to the guaranteed debt securities will be guaranteed by Unilever United States, Inc. (“UNUS”) and Unilever PLC. At the option of Unilever Capital Corporation (“UCC”) or Unilever Finance Netherlands B.V. (“UFN”), as the case may be, any series of the guaranteed debt securities and the guarantees on such series may be subordinated to all Senior Debt of the issuer and guarantors of such series and/or may be convertible into Ordinary Shares, par value 3 1∕9 pence each, of Unilever PLC.
We may sell the guaranteed debt securities directly, through agents, through underwriters or dealers, or through a combination of such methods. If we elect to use agents, underwriters or dealers in any offering of guaranteed debt securities, we will disclose their names and the nature of our arrangements with them in the prospectus supplement we prepare for such offering. Our net proceeds from such sale will also be set forth in the prospectus supplement we prepare for such offering.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is July 26, 2023

Unilever PLC and its group companies are together referred to in this prospectus as “Unilever”, the “Unilever Group”, “we”, “us” or the “Group”. For such purposes “group companies” means, in relation to Unilever PLC, those companies required to be consolidated in accordance with United Kingdom legislative requirements relating to consolidated accounts. Unilever PLC and its group companies together constitute a single group for the purpose of meeting those requirements.
In this prospectus references to “U.S.$”, “U.S. Dollars” and “United States Dollars” are to the lawful currency of the United States of America, references to “£” and “pounds sterling” are to the lawful currency of the United Kingdom, references to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

i

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
Unilever PLC is a company incorporated under the laws of and registered in England and Wales. Most of the directors of Unilever PLC and certain of the experts named in this prospectus are residents of the United Kingdom or other countries and all or a substantial portion of their respective assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Unilever PLC or such persons with respect to matters arising under the Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the Federal securities laws. Unilever PLC has been advised by its English counsel, Linklaters LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the Federal securities laws. Unilever PLC has consented to service of process in New York City for claims based upon the Indenture, the debt securities and the guarantees described under “Description of Debt Securities and Guarantees.”

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
Unilever PLC files annual reports with and furnishes other information to the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with or furnish to it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as well as any Form 6-K we furnish to the SEC which so provides, until our offering is completed (Unilever PLC’s file number with the SEC is 1-4546).
(a)
Unilever PLC’s Annual Report on Form 20-F for the year ended December 31, 2022; and

(b)
Unilever PLC’s Reports on Form 6-K furnished to the Securities and Exchange Commission on March 17, 2023 (Share Buy-Back Programme — Commencement of Third Tranche), April 5, 2023 (Stock Exchange Announcements), May 2, 2023 (Stock exchange announcements), May 3, 2023 (Results of Annual General Meeting), May 3, 2023 (Confirmation of Board Committee Membership), May 30, 2023 (Unilever Announces Change to Board of Unilever PLC), June 1, 2023 (Stock Exchange Announcements) and July 26, 2023 (Half Year 2023 Results Announcement).

You may request a paper copy of these filings, at no cost, by writing to or telephoning us at the following address:
Vice President-Finance
Unilever United States, Inc.
700 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
(855) 983 7830

FORWARD-LOOKING AND CAUTIONARY STATEMENTS
This prospectus may contain forward-looking statements, including ‘forward-looking statements’ within the meaning of the United States Private Securities Litigation Reform Act of 1995. Words such as “will”, “aim”, “expects”, “anticipates”, “intends”, “looks”, “believes”, “vision”, or the negative of these terms and other similar expressions of future performance or results, and their negatives, are intended to identify such forward-looking statements. Forward-looking statements also include, but are not limited to, statements and information regarding the Group’s emissions reduction targets and other climate change related matters (including actions, potential impacts and risks associated therewith). These forward-looking statements are based upon current expectations and assumptions regarding anticipated developments and other factors affecting the Group. They are not historical facts, nor are they guarantees of future performance or outcomes.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Among other risks and uncertainties, the material or principal factors which could cause actual results to differ materially are: Unilever’s global brands not meeting consumer preferences; Unilever’s ability to innovate and remain competitive; Unilever’s investment choices in its portfolio management; the effect of climate change on Unilever’s business; Unilever’s ability to find sustainable solutions to its plastic packaging; significant changes or deterioration in customer relationships; the recruitment and retention of talented employees; disruptions in our supply chain and distribution; increases or volatility in the cost of raw materials and commodities; the production of safe and high quality products; secure and reliable IT infrastructure; execution of acquisitions, divestitures and business transformation projects; economic, social and political risks and natural disasters; financial risks; failure to meet high and ethical standards; and managing regulatory, tax and legal matters. A number of these risks have increased as a result of the current Russia-Ukraine war. These forward-looking statements speak only as of the date of this prospectus.
Except as required by any applicable law or regulation, the Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Group’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Further details of potential risks and uncertainties affecting the Group are described in the Group’s filings with the London Stock Exchange, Euronext Amsterdam and the Securities and Exchange Commission, including in the Annual Report on Form 20-F for the year ended December 31, 2022 and the Unilever Annual Report and Accounts 2022.

UNILEVER GROUP
Unilever PLC
History and Structure of Unilever
Following the implementation of the cross-border merger between Unilever PLC and Unilever N.V. on November 29, 2020 (“Unification”), Unilever PLC is the single parent company of the Unilever Group.
From its formation in 1930 until Unification, the Unilever Group operated under a dual-headed legal structure with two parent companies: Unilever N.V., which was incorporated under the name Naamlooze Vennootschap Margarine Unie in The Netherlands in 1927, and Unilever PLC, which was incorporated under the name Lever Brothers Limited in England and Wales in 1894. During this time, together with their group companies, Unilever N.V. and Unilever PLC operated as nearly as practicable as a single economic entity.
On November 29, 2020, following approval of the shareholders of each of Unilever N.V. and Unilever PLC, the Unilever Group completed the Unification of its dual-parent legal structure. Unification did not change the composition of our Board of Directors or our governance framework, and our Board of Directors continues to delegate a number of its authorities pursuant to the Governance of Unilever.
Unilever PLC’s shares are traded through its listings on the London Stock Exchange and Euronext Amsterdam, with its securities also traded on the New York Stock Exchange under its American Depositary Share program.
Business of the Unilever Group
Description of Business
The Unilever Group is one of the world’s leading consumer goods companies, making and selling more than 400 brands in over 190 countries. Every day, approximately 3.4 billion people use Unilever’s products to look good, feel good and get more out of life.
The Unilever Group’s vision is to deliver winning performance by being the global leader in sustainable business with a strategy to ensure its purpose-led and future-fit business model drives superior performance, creating long-term value for its stakeholders.
Business Groups and Brands
The Unilever Group uses an operating model organised around five distinct Business Groups: Beauty & Wellbeing, Personal Care, Home Care, Nutrition and Ice Cream, as set out below:
•
The Beauty & Wellbeing Business Group, headquartered in the United States operates in four key categories: hair care, skin care, health and wellbeing (which includes vitamins, minerals and supplements) and Prestige Beauty. Its brands include Sunsilk, Pond’s, Vaseline, Clear, TRESemmé, Liquid I.V. and Carver Korea. The Prestige Beauty brands include Hourglass, Dermalogica, Living Proof, Kate Somerville, Garancia, Tatcha and REN.

•
The Personal Care Business Group, headquartered in London, operates in three key categories: skin cleansing, deodorants and oral care, as well as Dollar Shave Club and Elida Beauty, which re-founds iconic beauty brands for today’s generation. Dove, Rexona, Lux, and Axe are some of the world’s leading Personal Care brands. Other important brands include Signal, Lifebuoy and Closeup. Elida Beauty brands include Caress, TIGI (Bed Head, Cat Walk and S-Factor) and Q-tips cotton swabs.

•
The Home Care Business Group, headquartered in London, operates in four key categories: fabric cleaning, fabric enhancers, home & hygiene and water & air. Its fabric cleaning and fabric enhancer brands include OMO (‘Dirt is Good’), Comfort, Surf, Radiant, Rin, Skip, Love & Care, Love Home & Planet and Seventh Generation. Its home & hygiene products include surface and toilet cleaners as well as dishwashing products, through brands like Cif, Domestos and Sunlight. Home Care also produces water and air purification products, through its Pureit, Truliva and Blueair brands.

•
The Nutrition Business Group, which is headquartered in Rotterdam, offers a wide range of food products across four key categories: “scratch cooking” aids, dressings, beverages and functional nutrition. Its brands include Knorr, Hellmann’s, Horlicks, Marmite and Maille. The Nutrition Business Group also includes The Vegetarian Butcher which makes vegetarian meat products and Unilever Food Solutions, the Unilever Group’s global food service business serving professional chefs and caterers.

•
The Ice Cream Business Group, headquartered in Rotterdam, offers a wide range of ice cream brands, including those sold under the international Heartbrand (e.g. Wall’s), such as Cornetto and Magnum, as well as Ben & Jerry’s, Breyers, Grom and Talenti, amongst others.

On May 1, 2023, the Unilever Group completed the sale of its Suave brand in North America to Yellow Wood Partners LLC. The Suave beauty and personal care brand includes hair care, skin care, skin cleansing and deodorant products.
Legal Proceedings
The Group is involved from time to time in legal and arbitration proceedings arising in the ordinary course of business.
As previously disclosed, along with other consumer products companies and retail customers, Unilever is involved in a number of ongoing investigations by national competition authorities. These proceedings and investigations are at various stages and concern a variety of product markets. Where specific issues arise, provisions are made to the extent appropriate.
In many markets, there is a high degree of complexity involved in the local tax regimes.
Brazil
During 2004, and in common with many other businesses operating in Brazil, one of our Brazilian subsidiaries received a notice of infringement from the Federal Revenue Service in respect of indirect taxes. The notice alleges that a 2001 reorganization of our local corporate structure was undertaken without a valid business purpose. The 2001 reorganization was comparable with restructurings done by many companies in Brazil. The original dispute was resolved in the courts in the Group’s favor. However, in 2013 a new assessment was raised in respect of a similar matter. Additionally, during the course of 2014 and between 2017 and 2022, other notices of infringement were issued based on the same grounds argued in the previous assessments. The total amount of the tax assessments in respect of this matter as at December 31, 2022 was €3,292 million (2021: €2,549 million). The judicial process in Brazil is likely to take a number of years to conclude.
The Group believes that the likelihood that the tax authorities will ultimately prevail is low, however there can be no guarantee of success in court.

UNILEVER CAPITAL CORPORATION
UCC was incorporated under the laws of the State of Delaware on October 7, 1982 for the sole purpose of issuing and selling debt securities and making the net proceeds of such issues available to companies in the Unilever Group. All the common stock of UCC is owned by UNUS. Its registered office is at 1209 Orange Street, Wilmington, Delaware 19801. Its principal place of business is at 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, United States of America (telephone number (855) 983 7830).
The Directors of UCC are:
Karin Gloistein-Tsokanos	Vice President — Finance, Chief Financial Officer and Treasurer
Natalia Cavaliere	Vice President and Assistant Secretary
David Schwartz	Vice President, General Counsel and Secretary
The business address of all of Directors of UCC is 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Each of the Directors of UCC is a full-time employee within the Unilever Group. UCC has no subsidiaries.

UNILEVER FINANCE NETHERLANDS B.V.
UFN was incorporated in The Netherlands on November 26, 2020 under Dutch Trade Registered Number 81003889, inter alia for the purpose of issuing and selling debt securities and making the net proceeds of such issues available to companies in the Unilever Group. All the share capital of UFN is owned by Unilever PLC. Its registered office and principal place of business is at Weena 455, 3013 AL Rotterdam, The Netherlands.
The Directors of UFN are:
Johanna Hyttinen	Executive Director
Sebastiaan de Buck	Executive Director
Margot Fransen	Executive Director
Herman Post	Non-executive Director
Joost Folkers	Non-executive Director
The business address of all the Directors of UFN is Unilever House, Weena 455, 3013 AL Rotterdam, The Netherlands, except for Joost Folkers, whose business address is Hofplein 19, 3032 AC Rotterdam, The Netherlands. Each of the Directors of UFN is a full-time employee within the Unilever Group. UFN has no subsidiaries.

UNILEVER UNITED STATES, INC.
UNUS was incorporated under the laws of the State of Delaware, United States of America, on August 31, 1977. UNUS has its registered office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America. The principal place of business of UNUS is at 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, United States of America (telephone number (855) 983 7830).
UNUS’ principal operating subsidiary is Conopco, Inc., a New York corporation. The Unilever Group, including Conopco, Inc., uses an operating model organized around five distinct business groups: Beauty & Wellbeing, Personal Care, Home Care, Nutrition and Ice Cream.
Brands
Beauty & Wellbeing includes hair care and skin care products, Unilever Prestige and vitamins, minerals and supplements. Major brands include Dove, Living Proof, Nexxus, TRESemmé, SheaMoisture, Vaseline, Dermalogica, Murad, Paula’s Choice, Tatcha, Liquid I.V., Nutrafol, Olly, Onnit and SmartyPants.
Personal Care includes skin cleansing, deodorant and oral care products. Major brands include AXE, Caress, Degree, Dove, Q-tips and Tigi.
Home Care products include fabric cleaning, fabric enhancers, and home and hygiene under the major brand Seventh Generation.
Nutrition products include Lipton soups; Knorr bouillons, gravies, sauces and side dishes; and Hellmann’s (and Sir Kensington’s) mayonnaise and dressings.
Ice Cream products include Ben & Jerry’s, Breyers, Good-Humor, Klondike, Magnum, Popsicle and Talenti ice creams and frozen novelties.
The Directors of UNUS are:
Esi Eggleston Bracey	President
Karin Gloistein-Tsokanos	Vice President — Finance, Chief Financial Officer and Treasurer
The business address of all the Directors of UNUS is 700 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. Each of the Directors of UNUS is a full-time employee within the Unilever Group.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the guaranteed debt securities for general purposes of the Unilever Group, including, but not limited to, acquisitions and to meet maturities of outstanding borrowings. The guaranteed debt securities will be offered pursuant to the Unilever Group’s policy of diversifying the sources of international capital available to it and the maturities of such capital.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The guaranteed debt securities will be issued by either UCC or UFN, as the case may be, under an amended and restated indenture dated as of July 26, 2023 (the “Indenture”) between UCC, UFN, Unilever PLC, UNUS, and The Bank of New York Mellon, as Trustee. The Indenture does not limit the amount of debt securities that we may issue. We have summarized selected provisions of the Indenture and the guaranteed debt securities below. This summary is not complete. We have filed the form of the Indenture with the SEC as an exhibit to the Registration Statement of which this prospectus is a part, and you should read the Indenture for provisions that may be important to you.
General
The guaranteed debt securities will rank equally with all other unsecured and unsubordinated debt, unless the prospectus supplement states otherwise. The guarantees of Unilever PLC and UNUS will rank equally with all unsecured and unsubordinated debt of Unilever PLC and UNUS, unless the prospectus supplement states otherwise.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
(a)
the issuer of the guaranteed debt securities (either UFN or UCC);

(b)
the title of the guaranteed debt securities;

(c)
the total principal amount of the guaranteed debt securities;

(d)
the date or dates on which the principal of and any premium on the guaranteed debt securities will be payable;

(e)
any interest rate (which may be a floating rate), the date from which interest will accrue, interest payment dates and record dates for interest payments;

(f)
whether the guaranteed debt securities shall be subordinated to the Senior Debt of the issuer;

(g)
any provisions that would obligate us to redeem, purchase or repay guaranteed debt securities;

(h)
the denominations in which we will issue the guaranteed debt securities;

(i)
whether payments on the guaranteed debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

(j)
any changes or additions to the events of default or covenants described in this prospectus;

(k)
any terms for the conversion or exchange of the guaranteed debt securities for Ordinary Shares of Unilever PLC or other securities of Unilever Group companies or any other entity; and

(l)
any other terms of the guaranteed debt securities.

Unless otherwise stated in the related prospectus supplement, the principal of and the premium on, if any, and interest on, if any, registered guaranteed debt securities will be payable and such guaranteed debt securities will be transferable at the corporate trust office in the City of New York of the Trustee, provided that payment of interest, if any, may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. In the case of bearer guaranteed debt securities, principal, premium, if any, and interest, if any, will be payable at such place or places outside the United States designated in the related prospectus supplement. The guarantees are joint, several, full and unconditional.
Unless otherwise indicated in the related prospectus supplement, we will issue the guaranteed debt securities only in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any transfer or exchange of the guaranteed debt securities, but UCC or UFN, as the case may be, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
We may sell the guaranteed debt securities at a discount (which may be substantial) below their stated principal amount. The guaranteed debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.
If we sell any of the guaranteed debt securities for any foreign currency or currency unit or if payments on the guaranteed debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, specific terms and other information relating to those guaranteed debt securities and the foreign currency or currency unit.
Guarantees
Unilever PLC and UNUS will jointly, severally, fully and unconditionally guarantee the due and punctual payment of the principal of and premium on, if any, and interest on, if any, and the due and punctual payment of the sinking fund or analogous payments, if any, with respect to the guaranteed debt securities when and as they shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise.
Interest on Floating Rate Debt Securities
We may issue floating rate debt securities bearing interest based on other interest rates as may be described in the applicable prospectus supplement.
Payment of Additional Amounts
If any deduction or withholding for any present or future taxes, assessments or other governmental charges of the United Kingdom, The Netherlands, or (if the prospectus supplement so states) the United States, including any political subdivision or taxing authority of or in any such jurisdiction (respectively, a “United Kingdom Tax”, a “Netherlands Tax”, or a “United States Tax”) shall at any time be required in respect of any amounts to be paid by the issuer or a guarantor pursuant to the terms of the debt securities, the issuer or the guarantor will pay as additional interest to the holder of a debt security (or to the holder of any coupon appertaining thereto) such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such guaranteed debt security or such guarantee, after such deduction or withholding, shall be not less than such amounts as would have been received by the holder had no such withholding or deduction been required; provided, however, that (a) amounts with respect to United Kingdom Tax shall be payable only to holders that are not resident in the United Kingdom for purposes of its tax, (b) amounts with respect to Netherlands Tax shall be payable only to holders that are not resident in The Netherlands for purposes of its tax, and (c) amounts with respect to United States Tax shall be payable only to a holder that is, for United States tax purposes, a non resident alien individual, a foreign corporation, or an estate or trust not subject to tax on a net income basis with respect to income on the debt securities (a “United States Alien”), and provided further, that the issuer or guarantor shall not be required to make any payment of Additional Amounts for or on account of:
(a)
any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United Kingdom, The Netherlands, or the United States (in the case of a United Kingdom Tax, a Netherlands Tax, or a United States Tax, respectively), or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(b)
any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(c)
any tax, assessment or other governmental charge which is payable other than by withholding from payments of (or in respect of) principal of, premium, if any, or any interest on, the debt securities or coupons, if any;

(d)
with respect to any United States Tax, any such tax imposed by reason of the holder’s past or present status as a personal holding company, foreign personal holding company or foreign private foundation or similar tax-exempt organization with respect to the United States or as a corporation which accumulates earnings to avoid United States Federal income tax;

(e)
with respect to any United States Tax, any such Tax imposed by reason of such holder’s past or present status as (i) the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of UCC or UNUS, or (ii) a controlled foreign corporation that is related to UCC or UNUS through stock ownership;

(f)
any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or any interest on, any guaranteed debt security or coupon, if any, if such payment can be made without such withholding by any other paying agent;

(g)
any tax, assessment or other governmental charge which would not have been imposed or withheld if such holder had made a declaration of nonresidence or other similar claim for exemption or presented any applicable form or certificate, upon the making or presentation of which that holder would either have been able to avoid such tax, assessment or charge or to obtain a refund of such tax, assessment or charge, including, with respect to any United States Tax, certification or documentation to the effect that such holder or beneficial owner is a United States Alien and lacks other connections with the United States;

(h)
any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a debt security (where presentation is required) or coupon, if any, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later; or

(i)
any taxes imposed or withheld pursuant to the Netherlands Withholding Tax Act 2021 (Wet bronbelasting 2021); or

(j)
any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i) above;

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or any interest on any debt security or coupon to any such holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the debt security or coupon.
Redemption of Debt Securities Under Certain Circumstances
The issuer, and any guarantor, may redeem each series of guaranteed debt securities in whole but not in part at any time (except in the case of guaranteed debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), on giving not less than 30 nor more than 60 days’ notice of such redemption, at a redemption price equal to the principal amount plus accrued interest, if any, to the date fixed for redemption (except in the case of discounted debt securities which may be redeemed at the redemption price specified by the terms of each series of such debt securities), if,
(i)
the issuer or any guarantor of such series of guaranteed debt securities determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom, The Netherlands or the United States (or of any political subdivision or taxing authority of or in any such jurisdiction), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, which change, execution or amendment becomes effective on or after the issue date or such other date specified in the guaranteed debt securities of such series,
(a)
the issuer or the guarantor would be required to pay Additional Amounts (as described under “Payment of Additional Amounts” above) with respect to such series of guaranteed debt securities on the next succeeding interest payment date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the issuer or the applicable guarantor, as the case may be, or

(b)
United Kingdom or Netherlands withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the issuer directly from a guarantor (or any affiliate of the issuer or any guarantor) and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the issuer or the guarantor (or any affiliate of the issuer or any guarantor), or

(ii)
the issuer or any guarantor determines, based upon an opinion of independent counsel of recognized standing to the issuer or the applicable guarantor, as the case may be, that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction, in the United Kingdom, The Netherlands or the United States (or of any political subdivision or taxing authority of or in any such jurisdiction) (whether or not such action was taken or brought with respect to the issuer or the applicable guarantor), which action is taken or brought on or after the issue date or such other date specified in the guaranteed debt securities of such series, there is a substantial probability that the circumstances described in clause (i)(a) or (i)(b) would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the issuer or the applicable guarantor would be obligated to pay such Additional Amounts. The issuer or the guarantor, as the case may be, will also pay to each holder, or make available for payment to each such holder, on the redemption date any Additional Amounts resulting from the payment of such redemption price.

Prior to the publication of any notice of redemption pursuant to this provision, the issuer or the applicable guarantor shall deliver to the Trustee (i) a certificate signed by a duly authorized officer of UCC or UFN, as the case may be, or the applicable guarantor stating that it is entitled to effect a redemption described in clause (i) of the preceding paragraph and setting forth a statement of facts showing that the conditions precedent of the right so to redeem have occurred or (ii) an opinion of independent legal counsel of recognized standing to the effect that the conditions specified in clause (ii) of the preceding paragraph have been satisfied. Such notice, once delivered to the Trustee, will be irrevocable.
Limitation on Liens
The Indenture provides that Unilever PLC will not, nor will it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any indebtedness for money borrowed (“debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance (a “mortgage” or “mortgages”) on any Principal Property (as defined below) or upon any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guarantee of any debt that the guarantees shall be secured equally and ratably with (or prior to) the debt. These restrictions, however, shall not apply to debt secured by (and there shall be excluded from debt in any computation under this limitation):
(i)
mortgages on property, shares of stock or indebtedness of any corporation, which mortgages are existing at the time such corporation becomes a Restricted Subsidiary;

(ii)
mortgages on property, which mortgages are existing at the time of the acquisition of such property, and certain mortgages on property to finance the acquisition thereof;

(iii)
mortgages on property to secure debt incurred to finance all or part of the cost of construction, alteration, or repair of, or improvements to, all or any part of such property;

(iv)
mortgages securing debt owing to any guarantor or any Restricted Subsidiary by any Restricted Subsidiary or any guarantor;

(v)
mortgages on assets held by banks to secure amounts due to such banks in the ordinary course of business and certain statutory and other mortgages incurred in the ordinary course of business or imposed by law;

(vi)
mortgages on property in favor of the United Kingdom, Canada, the United States or The Netherlands or any political subdivision of any thereof, or any department, agency or other instrumentality of any thereof, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute;

(vii)
mortgages existing at the date of the execution of the Indenture;

(viii)
mortgages incurred in connection with engaging in leveraged or single investor lease transactions;

(ix)
mortgages on property, shares of stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated or amalgamated with Unilever PLC or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Unilever PLC or a Restricted Subsidiary;

(x)
mortgages on property incurred or assumed in connection with the issuance of revenue bonds, the interest on which is exempt from United States Federal income taxation pursuant to Section 103 of the United States Internal Revenue Code, as amended from time to time; and

(xi)
extensions, renewals or replacements (or successive extensions, renewals or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) through (x) inclusive.

Notwithstanding the foregoing, Unilever PLC may, and it may permit a Restricted Subsidiary to, issue, assume or guarantee debt secured by mortgages not excepted in the foregoing clauses (i) through (xi) inclusive without equally and ratably securing the guarantees; provided, however, that the aggregate principal amount of all such debt then outstanding, plus the principal amount of such debt then being issued, assumed or guaranteed, and the aggregate amount of the Attributable Debt (as defined below) in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (i) through (iv) inclusive described under “Limitations on Sales and Leasebacks” below), shall not exceed 10% of Capital Employed (as defined below).
Limitations on Sales and Leasebacks
The Indenture provides that Unilever PLC will not, and will not permit any Restricted Subsidiary to, enter into any transaction with any person for the leasing by Unilever PLC or a Restricted Subsidiary of any Principal Property, the acquisition or the completion of construction and commencement of full operation, whichever is later, of which has occurred more than 120 days prior thereto, which Principal Property has been or is to be sold or transferred by Unilever PLC or such Restricted Subsidiary to that person in contemplation of such leasing unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such transactions plus all debt secured by mortgages on Principal Properties (with the exception of debt which is excluded pursuant to clauses (i) through (xi) inclusive described under “Limitation on Liens” above) would not exceed 10% of Capital Employed. This covenant shall not apply to, and there shall be excluded from Attributable Debt in any computation under such restriction or under “Limitation on Liens” above, Attributable Debt with respect to any sale and leaseback transaction if:
(i)
the lease in such sale and leaseback transaction is for a term of not more than three years;

(ii)
Unilever PLC or the relevant Restricted Subsidiary, as the case may be, shall apply or cause to be applied an amount in cash equal to the greater of the net proceeds of such sale or transfer or the fair value (as determined by the Board of Directors of Unilever PLC) of such Principal Property to the retirement (other than any mandatory retirement or by way of payment at maturity), within 120 days of the effective date of any such arrangement, of debt of Unilever PLC or Restricted Subsidiaries (other than debt owed by any Subsidiary), which by its terms matures more than 12 months after the date of the creation of such debt, or shall apply such proceeds to investment in other Principal Properties within a period not exceeding 12 months prior or subsequent to any such arrangement;
(iii)
such sale and leaseback transaction is entered into between any guarantor and a Restricted Subsidiary or between Restricted Subsidiaries or between guarantors; or

(iv)
Unilever PLC or a Restricted Subsidiary would be entitled to incur a mortgage on such Principal Property pursuant to clauses (i) through (xi) inclusive described under “Limitation on Liens” above, securing debt without equally and ratably securing the guarantees.

Subordination of Debt Securities
The prospectus supplement for any applicable series of guaranteed debt securities will provide that the guaranteed debt securities of such series will be expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined below) of the issuer of such series (whether UFN or UCC), and the obligations of each guarantor of such series evidenced by the guarantees will be expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the guarantor.
In the event and during the continuation of any default in the payment of any Senior Debt of the issuer continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt (unless and until such event shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest if any, on the subordinated debt securities or sums payable with respect to the conversion, if applicable, of such subordinated debt securities may be made by the issuer pursuant to the subordinated debt securities.
In the event and during the continuation of any default in the payment of any Senior Debt of any guarantor continuing beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt (unless and until such event shall have been cured or waived or shall have ceased to exist), no payments on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion, if applicable, of such subordinated debt securities may be made by the guarantor pursuant to its guarantee with respect thereto.
Upon any payment or distribution of the assets of the issuer (UFN or UCC, as applicable) or the assets of any guarantor to creditors upon dissolution or winding-up or total or partial liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings for the issuer or the guarantor, the holders of the Senior Debt of the issuer or the Senior Debt of the guarantor, as the case may be, will be entitled to receive payment in full of all amounts due thereon before any payment is made by the issuer or the guarantor, as the case may be, on account of principal, premium, if any, or interest, if any, on the subordinated debt securities or sums payable with respect to the conversion, if applicable, of such subordinated debt securities.
By reason of such subordination, in the event of the insolvency of the issuer (UFN or UCC, as applicable) or any guarantor, holders of the subordinated debt securities may recover less, ratably, and holders of Senior Debt may recover more, ratably, than other creditors of the issuer or creditors of any guarantor.
The term “Senior Debt,” when used with reference to the issuer or any guarantor, will be defined in the Indenture to mean the principal of, premium, if any, and interest, if any, which is due and payable on:
(a)
all indebtedness of the issuer or all indebtedness of the guarantor, as the case may be (other than the subordinated debt securities or the guarantees), whether outstanding on the date of execution of the Indenture or thereafter created, incurred or assumed, which

(i)
is for money borrowed,

(ii)
is evidenced by a note, debenture, bond or similar instrument, whether or not for money borrowed,

(iii)
constitutes obligations under any agreement to lease, or any lease of, any real or personal property which are required to be capitalized on the balance sheet of lessee in accordance with generally accepted United Kingdom and Dutch accounting principles applicable in the preparation of the most recent audited financial statements of the issuer or the most recent audited financial statements of the guarantor or made as part of any sale and leaseback transaction to which we are a party or the guarantor is a party, or

(iv)
constitutes purchase money indebtedness;

(b)
any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which the issuer or the guarantor, as the case may be, are responsible or liable as guarantor or otherwise; and

(c)
amendments, renewals, extensions and refundings of any such indebtedness;

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is provided that such indebtedness is subordinate to all other indebtedness of the issuer or the indebtedness of the guarantor, as the case may be, or that such indebtedness is not superior in right of payment to the subordinated debt securities or the guarantees; provided, however, that Senior Debt shall not be deemed to include any obligation of the issuer (UFN or UCC, as applicable) or any guarantor to any Subsidiary or to Unilever PLC.
The Indenture does not limit the amount of Senior Debt which the issuer (UFN or UCC, as applicable) may issue, or that may be issued by either issuer or any guarantor.
Conversion
The prospectus supplement for each series of guaranteed debt securities will provide whether the securities are convertible and, if so, the conversion price and terms.
Glossary
“Attributable Debt” means, as to any particular lease under which Unilever PLC or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted as provided in the Indenture.
“Capital Employed” means the combined capital and reserves, outside interests in group companies, creditors due after more than one year and provisions for liabilities and charges, as shown on our consolidated balance sheet as published in the most recent Annual Accounts of Unilever PLC (as defined in the Indenture).
“Principal Property” means any manufacturing or processing plant or warehouse located in the United States, Canada or the United Kingdom, owned or leased by Unilever PLC or any Restricted Subsidiary, other than (i) any such property which, in the opinion of the Board of Directors of Unilever PLC, is not of material importance to the total business conducted by Unilever PLC and its Subsidiaries and associated companies, or (ii) any portion of such property which, in the opinion of the Board of Directors of Unilever PLC, is not of material importance to the use or operation of such property.
“Restricted Subsidiary” means any Subsidiary (i) substantially all the property of which is located, and substantially all the operations of which are conducted, in the United States, Canada or the United Kingdom, and (ii) which owns or leases a Principal Property.
“Subsidiary” means any corporation which qualifies to be included as a group company of Unilever PLC in the consolidated balance sheet of Unilever PLC and its Subsidiaries as published in the most recent Annual Accounts of Unilever PLC.

Modification of the Indenture
UCC, UFN, Unilever PLC, UNUS and the Trustee may modify and amend the Indenture, with the consent of the holders of not less than 66 2∕3% in aggregate principal amount of the outstanding securities of all series under the Indenture which are affected by the modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each such outstanding security of any series affected thereby, among other things:
(a)
change the stated maturity date of the principal of or any installment of interest on such security;

(b)
reduce the principal amount of, or the rate or rates of any interest on, any such security or any premium payable upon the redemption thereof or any sinking fund or analogous payment with respect thereto, or reduce the amount of the principal of a discounted debt security that would be due and payable upon a declaration of acceleration of the maturity thereof or upon the redemption thereof,

(c)
change the currency of payment of principal of or any premium or interest on any such security;

(d)
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

(e)
reduce the above-stated percentage of holders of securities necessary to modify or amend the Indenture;

(f)
modify the foregoing requirements or reduce the percentage of outstanding securities of any series necessary to waive any past default to less than a majority; or

(g)
change in any manner materially adverse to the interests of the holders of such securities the terms and conditions of the obligations of any guarantor regarding the due and punctual payment of the principal thereof, and premium, if any, and interest, if any, thereon or the sinking fund or analogous payments, if any, with respect to such securities.

UCC, UFN, Unilever PLC, UNUS and the trustee may also amend the Indenture in certain circumstances without the consent of the holders of the debt securities to evidence the succession of another corporation to UCC, UFN, Unilever PLC or UNUS, as the case may be, or the replacement of the trustee with respect to the debt securities of one or more series and for certain other purposes.
Events of Default
The following are defined as Events of Default with respect to securities of any series outstanding under the Indenture (unless otherwise stated in the related prospectus supplement):
(a)
failure to pay at maturity the principal of, or premium, if any, on any security of such series outstanding under the Indenture;

(b)
failure to pay any interest or any additional interest on any security of such series outstanding under the Indenture when due continued for 30 days;

(c)
failure to deposit any sinking fund or analogous payment with respect to such series when and as due or beyond any applicable period of grace;

(d)
failure to perform any other covenant of UCC, UFN, Unilever PLC or UNUS (other than a covenant expressly included in the Indenture solely for the benefit of a series other than such series), continued for 90 days after written notice; and

(e)
certain events in bankruptcy, insolvency or reorganization of UCC, UFN or Unilever PLC.

If an Event of Default shall occur and be continuing, the Trustee in its discretion may proceed to protect and enforce its rights and those of the holders of such series of securities. If an Event of Default shall occur and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding securities of such series (or of all affected series in the case of defaults under clauses (d) and (e) above (voting as one class)) may accelerate the maturity of all such outstanding securities of such series by written notice. The holders of not less than a majority in aggregate principal amount of outstanding securities of such series (or of all such affected series in the case of defaults under clauses (d) and (e) above (voting as one class), as the case may be) under the Indenture may waive any past default under the Indenture, except, among other things, a default in the payment of principal, premium, if any, or interest, if any. The holders of not less than a majority in aggregate principal amount of outstanding securities of any series (or of all such affected series in the case of defaults under clauses (d) and (e) above (voting as one class), as the case may be) may rescind a declaration of acceleration of securities of such series but only if all Events of Default have been remedied and all payments due (other than those due as a result of acceleration) have been made. Since each series of guaranteed debt securities will be independent of each other series, a default with respect to one series of guaranteed debt securities will not in itself necessarily result in the acceleration of the maturity of a different series of guaranteed debt securities.
UCC, UFN, Unilever PLC and UNUS are required to furnish to the Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the Indenture or a statement as to the nature of any default.
Consolidation, Merger and Sale of Assets
UCC, UFN, Unilever PLC and UNUS may not, without the consent of the holders of any of the securities outstanding under the Indenture, consolidate or amalgamate with, merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation unless:
(i)
the corporation formed by such consolidation or amalgamation or into which UCC, UFN, UNUS or Unilever PLC is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of UCC, UFN, UNUS or Unilever PLC substantially as an entirety (a) shall be, in the case of UCC, a corporation organized and existing under the laws of the United States of America, (b) in the case of UFN, Unilever PLC or UNUS shall, if not incorporated in the Netherlands, the United Kingdom or the United States of America, respectively, expressly agree to make payments under the Guarantees free of any deduction or withholding for or on account of taxes, levies, imposts and charges of the country of its incorporation (or any political subdivision or taxing authority thereof or therein) in a manner equivalent to the form of Guarantee, subject to the exceptions, if any, contained in such form, and (c) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of UCC or UFN, as the case may be, the due and punctual payment of the principal of (and premium, if any), any interest on and any other payments with respect to all the Debt Securities and the performance of each covenant set out in the Indenture on the part of UCC or UFN, as the case may be, to be performed or observed, and, in the case of Unilever PLC or UNUS, as applicable, the due and punctual performance of the Guarantees; and

(ii)
immediately after giving effect thereto, no Event of Default, and no event which, after giving of notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; and

(iii)
certain other conditions are met.

Unilever PLC or UNUS or any of their respective Subsidiaries may, subject to certain restrictions, assume the obligations of any of UCC or UFN as obligor under the securities issued under the Indenture.
Defeasance and Discharge
The Indenture provides that UCC, UFN, Unilever PLC and UNUS, at the option of UCC, UFN, Unilever PLC or UNUS, as the case may be:
(a)
will be discharged from any and all obligations in respect of any series of guaranteed debt securities and the guarantees relating to such series (except for certain obligations to register the transfer or exchange of guaranteed debt securities of such series, replace stolen, lost or mutilated guaranteed debt securities of such series and maintain paying agencies), or

(b)
need not comply with certain restrictive covenants of the Indenture (including those described under “Limitation on Liens” and “Limitations on Sales and Leasebacks” above),

if in each case, UCC or UFN, as the case may be, irrevocably deposits with the Trustee, in trust, (i) in the case of guaranteed debt securities of such series denominated in U.S. dollars, money and/or U.S. government obligations or (ii) in the case of guaranteed debt securities of such series denominated in a foreign currency (other than a basket currency, as defined in the Indenture), money and/or foreign government securities in the same foreign currency, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount in cash sufficient to pay all the principal of (including any mandatory sinking fund or analogous payments), and any premium and interest on, the guaranteed debt securities of such series not later than one day before the dates such payments are due in accordance with the terms of the guaranteed debt securities of such series.
In the case of a discharge pursuant to clause (a) above, UCC or UFN, as the case may be, is required to deliver to the Trustee either an opinion of counsel to the effect that the holders of guaranteed debt securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and related defeasance and will be subject to United States Federal income tax in the same manner and at the same times as would have been the case if such deposit and related defeasance had not been exercised or a ruling to such effect received from or published by the United States Internal Revenue Service.
In the event we exercise our option pursuant to clause (b) above, UCC or UFN, as the case may be, will deliver to the Trustee an opinion of counsel to the effect that the holders of guaranteed debt securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and related defeasance and will be subject to United States Federal income tax in the same manner and at the same times as would have been the case if such deposit and related defeasance had not been exercised.
If the Trustee or paying agent is unable to apply any money, U.S. government obligations and/or foreign government securities deposited in trust by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority located within the United States and having jurisdiction in the premises, enjoining, restraining or otherwise prohibiting such application (including any such order or judgment requiring the payment of money, U.S. government obligations and/or foreign government securities to UCC or UFN, as the case may be), the obligations of UCC, UFN, Unilever PLC and UNUS under the Indenture, the guaranteed debt securities of such series and the guarantees relating to such guaranteed debt securities will be revived and reinstated as though no such deposit had occurred, until such time as the Trustee or paying agent is permitted to apply all such money, U.S. government obligations and/or foreign government securities to payments of the principal of or any premium and interest on the guaranteed debt securities of such series. If any issuer or any guarantor makes any payment of principal of or any interest on any guaranteed debt securities of such series because of any such reinstatement of obligations, the issuer or the guarantor will be subrogated to the rights of the holders of the guaranteed debt securities of such series to receive such payment from the money, U.S. government obligations and/or foreign government securities held by the Trustee.
Governing Law
New York law will govern the Indenture and the guaranteed debt securities.
Concerning the Trustee
The Bank of New York Mellon is Trustee under the Indenture. Pursuant to the Trust Indenture Act, should a default occur with respect to either the guaranteed debt securities constituting Senior Debt of the issuer or any guarantor or subordinated guaranteed debt securities, The Bank of New York Mellon would be required to resign as Trustee with respect to the guaranteed debt securities constituting Senior Debt or the subordinated guaranteed debt securities under the Indenture within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

PLAN OF DISTRIBUTION
We may sell the guaranteed debt securities in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The prospectus supplement will include the following information:
(a)
the terms of the offering;

(b)
the names of any underwriters or agents;

(c)
the purchase price of the securities from us;

(d)
the net proceeds to us from the sale of the securities;

(e)
any delayed delivery arrangements;

(f)
any underwriting discounts and other items constituting underwriters’ compensation;

(g)
any initial public offering price; and

(h)
any discounts or concessions allowed or reallowed or paid to dealers.

Sale Through Underwriters or Dealers
If we use underwriters in the sale, the underwriters will acquire the guaranteed debt securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the guaranteed debt securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of the guaranteed debt securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the guaranteed debt securities directly. In this case, no underwriters or agents would be involved. We may also sell the guaranteed debt securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the guaranteed debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase guaranteed debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the guaranteed debt securities, the guarantees and the Ordinary Shares, par value 3 1∕9 pence each, deliverable upon conversion of the guaranteed debt securities in respect of which this prospectus is being delivered will be passed upon for Unilever by Linklaters LLP, One Silk Street, London EC2Y 8HQ, United Kingdom, including with respect to certain matters of New York, English and Dutch law.

EXPERTS
The consolidated financial statements of Unilever PLC as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.
The audit report covering the consolidated financial statements of Unilever PLC as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, and the effectiveness of internal control over financial reporting as of December 31, 2022 contains an explanatory paragraph that states that Unilever PLC acquired Nutraceutical Wellness, Inc. (“Nutrafol”) on July 7, 2022, and management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, Nutrafol’s internal control over financial reporting associated with 1.6% of total assets and 0.3% of the total turnover included in the consolidated financial statements of Unilever PLC as of and for the year ended December 31, 2022. The audit of internal control over financial reporting of Unilever PLC by KPMG LLP as of December 31, 2022 also excluded an evaluation of the internal control over financial reporting of Nutrafol.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8   Indemnification of Directors and Officers
With respect to UNUS and UCC, reference is made to Section 145 of the General Corporation Law of Delaware.
Article Eighth of the Restated Certificate of Incorporation, as amended, of UNUS provides that no director of UNUS shall be liable to UNUS or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of such director’s duty of loyalty to UNUS or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.
Section 1 of Article X of the By-laws of UNUS indemnifies directors and officers of UNUS to the fullest extent permitted under the General Corporation of Delaware as from time to time in effect. The By-law provides a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by any director, officer or employee of UNUS in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving or has agreed to serve as a director, officer or employee of UNUS or, at the request of UNUS, of another corporation, partnership, joint venture, trust or other enterprise. The By-law specifies that similar indemnification may be provided by UNUS to agents of UNUS or agents of another corporation, partnership, joint venture, trust or other enterprise who serve at the request or for the benefit of UNUS. The By-law specifies that the right to indemnification so provided is a contract right, sets forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-law, and entitles persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by UNUS. Such provisions, however, are intended to be in furtherance and not in limitation of any other right to indemnification to which those indemnified may be entitled under the By-laws, any agreement, and vote of stockholders or disinterested directors or otherwise.
Section 1 of Article X of the By-laws of UCC indemnifies the directors and officers of UCC; provided that any indemnitee acted in good faith and in a manner reasonably believed to have been in, or not opposed to, the best interests of UCC, or with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The By-law states that indemnification will not be provided in the case of any action, suit or proceeding by or in the right of UCC in relation to matters to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for negligence or misconduct in the performance of his duties, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification. The By-law provides a right to indemnification for expenses (including attorney’s fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by any director, officer or employee of UCC in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving or has agreed to serve as a director, officer or employee of UCC or, at the request of UCC, of another corporation, partnership, joint venture, trust or other enterprise. Such provisions, however, are intended to be in furtherance and not in limitation of any other right to indemnification to which those indemnified may be entitled under the By-laws, any agreement, and vote of stockholders or disinterested directors or otherwise.
With respect to UFN, Sections 16.1 and 16.2 of the Registrant’s articles of association, as amended, provide that, subject to Dutch law, current and former members of the Registrant’s Board of Directors will be reimbursed (i) for the reasonable costs of defending claims (including claims by the Registrant) for any damages payable by them, based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at the Registrant’s request, (ii) any damages payable by them as a result of an act or failure to act as referred to under (i) above, (iii) for amounts payable by them as a result of settlement arrangements reasonably entered into by them as a result of an act or failure to act as referred to under (i) above and (iv) for the reasonable costs of appearing in other legal proceedings in which they are involved as current or former members of the Board of Directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf. However, no such reimbursement may be made if and to the extent that (i) a Dutch court or in case of arbitration, an arbitrator, has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterized as willful (“opzettelijk”), intentionally reckless (“bewust roekeloos”) or seriously culpable (“ernstig verwijtbaar”), unless Dutch law provides otherwise or the denial of reimbursement would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness (“redelijkheid en billijkheid”) or (ii) the costs or financial loss of the person concerned are covered by insurance and the insurer has fully paid out the costs or financial loss.
Section 16.2 further provides that if and to the extent that it has been established by a Dutch court or in case of arbitration, an arbitrator, in a final and conclusive decision that the person concerned is not entitled to reimbursement as referred to above, he shall immediately repay the amount reimbursed by the Registrant. In addition, Section 16.3 provides that the Registrant shall reimburse the costs or financial loss of the person concerned immediately after receipt of an invoice or similar document as evidence of said costs or financial loss, provided that such person concerned has confirmed to the Registrant in writing that such person concerned will reimburse the same to the Registrant upon the occurrence of a repayment obligation within the meaning of Section 16.2. Section 16.4 provides that the person concerned requires prior written consent of the Registrant if such person intends to (i) acknowledge personal liability, (ii) waive the right of a defense or (iii) enter into a settlement. Section 16.5 also provides that the Registrant may take out liability insurance for the benefit of the persons concerned. UFN has a directors’ and officers’ liability insurance policy.
Article 148 and Article 149 of Unilever PLC’s Articles of Association provides:
“To the extent permitted by the Companies Acts, the Company may: (A) indemnify any Relevant Officer against any liability and may purchase and maintain for any Relevant Officer insurance against any liability. No Relevant Officer shall be accountable to the Company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a Relevant Officer; (B) provide a Relevant Officer with funds to meet expenditure incurred or to be incurred by the Relevant Officer: (i) in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by the Relevant Officer in relation to the Company or an Associated Company of the Company; or (ii) in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and (C) do anything to enable any such Relevant Officer to avoid incurring such expenditure. For the purpose of this Article 148 and Article 149, “Associated Company” shall have the same meaning as in Section 256 of the Companies Act 2006 and “Relevant Officer” means a Director, former Director or Secretary of the Company or of an Associated Company of the Company. The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under this Article 148.” Section 1157 of the Companies Act 2006 of the United Kingdom provides:
“(1) If in proceedings for negligence, default, breach of duty or breach of trust against (a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable, but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
“(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust (a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.
“(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Any underwriter will agree, severally, to indemnify the directors of UCC, UFN, UNUS and Unilever PLC and the officers of such corporations who sign the Registration Statement from and against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which such persons may be required to make in respect thereof, based on information supplied by such underwriter for use herein and in the Prospectus Supplement.
Item 9.    Exhibits
Exhibit Number	Description of Exhibits
1	— Form of Underwriting Agreement for Guaranteed Debt Securities.
4(a)	— Amended and Restated Indenture dated as of July 26, 2023 among Unilever Capital Corporation, Unilever Finance Netherlands B.V., Unilever PLC, Unilever United States, Inc. and The Bank of New York Mellon, as Trustee.
4(b)	— Forms of Debt Securities, previously filed as Exhibit 4(b) to Registration Statement No. 333-155427, which Form of Debt Securities is incorporated by reference herein.
4(c)	— Forms of Medium Term Notes, previously filed as Exhibit 4.3 to Post-Effective Amendment No. 2 to Registration Statement No. 2-98636, which Forms of Medium Term Notes are incorporated by reference herein.
5(a)	— Opinion of Linklaters LLP, United States counsel for Unilever Finance Netherlands B.V., Unilever PLC, UNUS and UCC as to the corporate status of UCC and UNUS and, in the case of UCC, the Indenture and the Debt Securities having been authorized by all necessary corporate action, and in the case of UNUS, the Indenture and the Guarantees having been authorized by all necessary corporate action.
5(b)	— Opinion of Linklaters LLP, English counsel for Unilever PLC, as to the corporate status of Unilever PLC and as to the Indenture and the Guarantees having been authorized by all necessary corporate action on the part of Unilever PLC.
5(c)	— Opinion of Linklaters LLP, Dutch counsel for Unilever Finance Netherlands B.V., as to the corporate status of Unilever Finance Netherlands B.V. and as to the Indenture and the Debt Securities having been authorized by all necessary corporate action on the part of Unilever Finance Netherlands B.V.
23(a)	— Consent of KPMG LLP to Unilever PLC.
23(b)	— Consent of Linklaters LLP. The consent of Linklaters LLP is contained in its opinion filed as Exhibit 5(a).
23(c)	— Consent of Linklaters LLP. The consent of Linklaters LLP is contained in its opinion filed as Exhibit 5(b).
23(d)	— Consent of Linklaters LLP. The consent of Linklaters LLP is contained in its opinion filed as Exhibit 5(c).
25	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Amended and Restated Indenture dated as of July 26, 2023.
107	Filing Fee Table
Item 10.   Undertakings
(A)
Undertaking pursuant to Rule 415

Each of the undersigned registrants hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Unilever PLC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8-A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by Unilever PLC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430(b), for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)
Undertaking regarding request for acceleration of effective date or filing of registration statement becoming effective upon filing:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(C)
Undertaking regarding filings incorporating subsequent Exchange Act documents by reference:

Each of the undersigned registrants undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit Number	Description of Exhibits
1	— Form of Underwriting Agreement for Guaranteed Debt Securities.
4(a)	— Amended and Restated Indenture dated as of July 26, 2023 among Unilever Capital Corporation, Unilever Finance Netherlands B.V., Unilever PLC, Unilever United States, Inc. and The Bank of New York Mellon, as Trustee.
4(b)	— Forms of Debt Securities, previously filed as Exhibit 4(b) to Registration Statement No. 333-155427, which Form of Debt Securities is incorporated by reference herein.
4(c)	— Forms of Medium Term Notes, previously filed as Exhibit 4.3 to Post-Effective Amendment No. 2 to Registration Statement No. 2-98636, which Forms of Medium Term Notes are incorporated by reference herein.
5(a)	— Opinion of Linklaters LLP, United States counsel for Unilever Finance Netherlands B.V., Unilever PLC, UNUS and UCC as to the corporate status of UCC and UNUS and, in the case of UCC, the Indenture and the Debt Securities having been authorized by all necessary corporate action, and in the case of UNUS, the Indenture and the Guarantees having been authorized by all necessary corporate action.
5(b)	— Opinion of Linklaters LLP, English counsel for Unilever PLC, as to the corporate status of Unilever PLC and as to the Indenture and the Guarantees having been authorized by all necessary corporate action on the part of Unilever PLC.
5(c)	— Opinion of Linklaters LLP, Dutch counsel for Unilever Finance Netherlands B.V., as to the corporate status of Unilever Finance Netherlands B.V. and as to the Indenture and the Debt Securities having been authorized by all necessary corporate action on the part of Unilever Finance Netherlands B.V.
23(a)	— Consent of KPMG LLP to Unilever PLC.
23(b)	— Consent of Linklaters LLP. The consent of Linklaters LLP is contained in its opinion filed as Exhibit 5(a).
23(c)	— Consent of Linklaters LLP. The consent of Linklaters LLP is contained in its opinion filed as Exhibit 5(b).
23(d)	— Consent of Linklaters LLP. The consent of Linklaters LLP is contained in its opinion filed as Exhibit 5(c).
25	— Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon for the Amended and Restated Indenture dated as of July 26, 2023.
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever PLC, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Netherlands, on July 26, 2023.
UNILEVER PLC,
By:
/s/ Hein Schumacher

Hein Schumacher
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 26, 2023 by the following persons in the capacities indicated.
Name	Title
/s/ Nils Smedegaard Andersen Nils Smedegaard Andersen	(Director and Chairman of Unilever PLC)
/s/ Hein Schumacher Hein Schumacher	(Director and Chief Executive Officer of Unilever PLC)
/s/ Graeme Pitkethly Graeme Pitkethly	(Director and Chief Financial Officer of Unilever PLC)
/s/ Andrea Jung Andrea Jung	(Vice-Chairman and Senior Independent Director of Unilever PLC)
/s/ Judith Hartmann Judith Hartmann	(Director of Unilever PLC)
/s/ Adrian Hennah Adrian Hennah	(Director of Unilever PLC)
/s/ Susan Kilsby Susan Kilsby	(Director of Unilever PLC)
/s/ Ruby Lu Ruby Lu	(Director of Unilever PLC)
/s/ Strive Masiyiwa Strive Masiyiwa	(Director of Unilever PLC)
/s/ Youngme Moon Youngme Moon	(Director of Unilever PLC)

Name	Title
/s/ Nelson Peltz Nelson Peltz	(Director of Unilever PLC)
/s/ Feike Sijbesma Feike Sijbesma	(Director of Unilever PLC)

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever United States, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey, United States of America, on July 26, 2023.
UNILEVER UNITED STATES, INC
By:
/s/ Esi Eggleston Bracey

Name: Esi Eggleston Bracey
Title: President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 26, 2023, by the following person in the capacities indicated.
/s/ Esi Eggleston Bracey Esi Eggleston Bracey	(Director and President)
/s/ Karin Gloistein-Tsokanos Karin Gloistein-Tsokanos	(Vice President — Finance, Chief Financial Officer and Treasurer)

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Jersey, United States of America, on July 26, 2023.
UNILEVER CAPITAL CORPORATION,
By:
/s/ Karin Gloistein-Tsokanos

Name: Karin Gloistein-Tsokanos
Title: Financial Officer and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 26, 2023, by the following persons in the capacities indicated.
/s/ Karin Gloistein-Tsokanos Karin Gloistein-Tsokanos	(Vice President — Finance, Chief Financial Officer & Treasurer)
/s/ Natalia Cavaliere Natalia Cavaliere	(Vice President and Assistant Secretary)
/s/ David Schwartz David Schwartz	(Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Unilever Finance Netherlands B.V., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Netherlands, on July 26, 2023.
UNILEVER FINANCE NETHERLANDS B.V.,
By:
/s/ Sebastiaan de Buck

Name: Sebastiaan de Buck
Title: Director of UFN
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 26, 2023, by the following persons in the capacities indicated.
/s/ Johanna Hyttinen Johanna Hyttinen	(Director of UFN)
/s/ Sebastiaan de Buck Sebastiaan de Buck	(Director of UFN)
/s/ Margot Fransen Margot Fransen	(Director of UFN)
/s/ Herman Post Herman Post	(Director of UFN)
/s/ Joost Folkers Joost Folkers	(Director of UFN)